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                                                                   EXHIBIT 10.7


                         INTELLECTUAL PROPERTY LICENSE

                                   AGREEMENT
                               (Alloy LLC to SBC)

                  This Intellectual Property License Agreement (the "Agreement") is made and entered into as of the 2nd day of October, 2000 ("Effective Date"), by and between Alloy LLC ("Licensor") and SBC
Communications Inc., on behalf of itself and its Subsidiaries that subsequently undertake to be bound by the terms and conditions hereof (collectively referred to herein as the "Licensee").

                                    Recitals

                  A. Licensor owns or otherwise has marketing rights in and to technology relating to the business defined below as Licensed Technology by virtue of a transfer from Licensee or Affiliates of Licensee to Licensor in accordance with the Amended and Restated Contribution and Formation Agreement dated as of April 4, 2000 among Licensor, BellSouth Corporation and Licensee (the "Contribution Agreement").

                  B. Licensee desires to continue operation of its business uninterrupted and in substantially the same manner after the Closing Date as its business is operated prior to the Closing Date.

                  C. Licensee desires to obtain certain rights to utilize the Licensed Technology in its business in order to make, have made, import, use, offer for sale and/or sell the Licensed Products or Licensed Services.

                  NOW, THEREFORE, in consideration of the foregoing premises and of the terms and conditions of this Agreement, the parties hereto agree as follows:

1.       Definitions.

         As used herein:

         1.1 "Affiliates" shall mean, with respect to any Party, any company or corporation directly or indirectly controlling, controlled by, or under common control with such Party at any time during the period for which the determination of affiliation is being made. For purposes of these definitions, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, or the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         1.2 "Agreement" means this Agreement including all Exhibits (if any) attached to this Agreement together with any written amendments of any of the foregoing.


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         1.3      "Closing Date" shall mean the date of the Contribution
Closing.

         1.4 "Intellectual Property" means ideas, copyrights, trade secrets, software and technology, but specifically excludes patents, patent applications, trademarks, service marks, trade names, and brands.

         1.5 "Licensed Process" means any process or method which is covered in whole or in part by an Intellectual Property right contained in the Licensed Technology.

         1.6 "Licensed Product(s)" means any product or part of a product which:

                  (a) is covered in whole or in part by rights contained in the Licensed Technology, or

                  (b)      is manufactured using a Licensed Process.

         1.7 "Licensed Services" means services provided by utilizing a Licensed Process.

         1.8 "Licensed Technology" means copyrights, technology and know-how which ownership is transferred by Licensee or Affiliates of Licensee in accordance with the Contribution and Formation Agreement.

         1.9 "Other Intellectual Property" means Intellectual Property not licensed pursuant to this Agreement.

         1.10     "Party" shall mean Licensor or Licensee.

         1.11 "Subsidiary" shall mean any company or corporation directly or indirectly controlled by a Party.

         1.12     "Territory" means the entire world.

2.       Grant of Licenses.

         2.1 License. In consideration of Licensee's obligations set forth in this Agreement and other agreements being executed by SBC and BellSouth on or about the Closing Date, Licensor hereby grants to Licensee a perpetual, fully paid-up, royalty-free, nonexclusive right and license (with limited rights to sublicense as specified in Section 2.2) in all fields in the Territory during the term of this Agreement (1) to use the Licensed Technology,
(2) to make, have made, import, use, lease, offer to sell, and sell Licensed Products, (3) to practice the Licensed Processes, (4) to sell Licensed Services and (5) convey to customers of Licensed Products and Licensed Services rights to use such products and services in the form provided by Licensee to such customers.

         2.2 Sublicenses. Licensee shall have the right to grant sublicenses within the scope of the licenses granted in Section 2.1 to Affiliates of Licensee or to any third party without accounting for such sublicenses to Licensor.


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         2.3      No Future Licenses. Nothing herein shall be construed to
require that Licensor license any Other Intellectual Property to Licensee.

         2.4 No Implied Licenses. The license and rights granted in this Agreement to Licensee from Licensor shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise as to any technology not specifically identified in this Agreement as Licensed Technology, nor shall it be construed to confer any rights outside the Territory.

3.       Infringement.

         3.1 Enforcement of Rights to Licensed Technology. Licensee shall promptly advise Licensor, in writing, upon becoming aware of any infringement or threatened infringement of any of the Licensed Products in the Territory or any claim that the Licensed Products infringe the Intellectual Property rights of another party in the Territory. Licensor shall have the initial right to determine the appropriate action, if any, to be taken with respect to any such infringement. If Licensor or an Affiliate initiates an enforcement suit or proceeding or intervenes to defend any claim of infringement of the right of another, it shall have the right to exclusive control of any such suit or proceeding (provided, however, that Licensee shall remain a party to such suit to the extent so required). Licensee shall cooperate with Licensor with respect to any such proceedings, including, without limitation, joining as a party to any litigation, if required. If, on request by Licensee, Licensor refuses to pursue infringers within a reasonable time, Licensee shall be entitled to take reasonable appropriate actions to challenge such infringement at its own expense. If Licensee institutes suit pursuant to this Section 3.1, Licensor shall (i) provide reasonable assistance to Licensee and (ii) have the right to participate and represent its interests through other counsel of its own choosing and at its own cost. In addition, in no event shall Licensee have the right, without the prior consent of Licensor, to acknowledge the validity of a claim that the Licensed Products infringes the Intellectual Property rights of another party, to obtain or seek a license from such party or to take any other action which might impair the ability of Licensor to contest the claim of such party if Licensor so elects. Licensee agrees at the request of Licensor to make and have made reasonable modifications requested by Licensor in Licensee's use of the elements of the Licensed Products in question or so long as such modifications would not have a material adverse effect on Licensee if Licensor, in its sole discretion, reasonably exercised, determines that such action is necessary to resolve or settle the claim or suit or eliminate or reduce the threat of a claim or suit by such party.

         3.2 Cooperation. In any proceedings that Licensor may commence or defend pursuant to its rights under this Agreement in order to enforce or defend the validity or enforceability of the rights to Licensed Technology, Licensee shall, at the request and expense of Licensor, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and other information sought in discovery.

4.       Confidentiality.

         4.1 In the event of the termination of this Agreement, Licensor and Licensee, each at its own expense, shall promptly deliver (without retaining any copies thereof) to Licensee or


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Licensor, as the case may be, or confirm to the other in writing that it has destroyed, all information furnished to it or its representatives by the other or any of the other's Subsidiaries or any of their respective agents, employees or representatives as a result hereof or in connection herewith, whether so obtained before or after the execution hereof, and all analyses, compilations, forecasts, studies or other documents prepared by it or its representatives which contain or reflect any such information. Licensor and Licensee shall, and shall cause their respective employees, officers, directors and Subsidiaries and the employees, officers and directors of their Subsidiaries to, subject to any exceptions set forth in the Confidentiality Agreement (as defined below), cause any information so obtained to be kept confidential and will not use, or permit the use of, such information in its business or in any other manner or for any other purpose except as contemplated hereby.

         4.2 In addition to the confidentiality arrangements contained herein, all information provided or obtained in connection with the transactions contemplated by this Agreement (including pursuant to Section 4.1 above) shall be held in accordance with and subject to the terms of the Confidentiality Agreement, dated February 18, 2000, between SBC and BellSouth (the "Confidentiality Agreement"). In the event of a conflict or inconsistency between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement shall govern.

5.       Representations.

         5.1 Licensor. Licensor represents and warrants that it is the owner or licensee of the Licensed Technology and that Licensor has the right to grant to Licensee the licenses contemplated under this Agreement. Licensor further represents and warrants that it has the right to enter into this Agreement, that it has not granted any outstanding conflicting rights, and that it has not made, nor will it make, any commitment to any third party inconsistent with or in derogation of the rights granted hereunder.

6.       Miscellaneous and General.

         6.1 Entire Agreement. This Agreement constitutes the entire agreement between Licensor and Licensee with respect to the Intellectual Property licenses which are the subject matter hereof and supersedes all promises or understandings made prior to or contemporaneously herewith with respect to such subject matter.

         6.2 Headings. The section and paragraph headings are for convenience only and are not a part of this Agreement.

         6.3 Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall be interpreted to the extent possible to effect the overall intention of the parties at the Effective Date of this Agreement.


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         6.4      Modification. This Agreement may not be amended, modified, or altered in any way, except in an amendment identified as such and signed by both Licensor and Licensee.

         6.5 Non-waiver. The waiver of any breach of any provision of this Agreement shall not be deemed to be a waiver of any other breach of the same or any other provision of this Agreement.

         6.6 Non-Agency. Nothing contained in this Agreement or the performance thereof is intended to or shall be construed to create any relationship of agency, partnership or joint venture between Licensor and Licensee.

         6.7      Assignment.

                  (a) Sale of Business. This Agreement may be assigned to an entity that acquires or merges with or acquires all or substantially all of the assets of the relevant business of either Licensee or Licensor, provided that the assignee is obligated to fulfill any and all obligations of its predecessor in interest hereunder.

                  (b) Other. Except as provided in Section 6.7(a) above, this Agreement may not be assigned by either Licensor or Licensee without the express written consent of the other. Any purported assignment without such permission(s) shall be void.

         6.8 Term. The term of this Agreement shall commence upon the date hereof and shall continue in perpetuity.

         6.9 Interpretation. Each of the parties acknowledges that it has been represented by counsel in connection with the negotiation, drafting, and execution of this Agreement. The language used in this Agreement shall be deemed to be language chosen by all parties to express their mutual intent and in any judicial proceeding the terms hereof shall not be more strictly construed against one Party than the other.

         6.10 Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of Delaware and the United States of America.

         6.11 Notices. All notices, statements and reports required or contemplated herein by one Party to the other shall be in writing and shall be deemed to have been given upon delivery in person or upon the expiration of five (5) days after deposit in a lawful mail depository in the country of residence of the Party giving the notice, registered or certified airmail postage prepaid, and addressed as follows:


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         If to Licensor:                    Alloy LLC
                                            1100 Peachtree Street
                                            Suite 1000
                                            Atlanta, GA 30309

                                            Attention: Chief Executive Officer
                                            Facsimile: 404-249-4488

         With a copy to:                    SBC Communications Inc.
                                            175 E. Houston
                                            San Antonio, TX 78205

                                            Attention: Senior Executive Vice
                                                       President and General
                                                       Counsel
                                            Facsimile: (210) 351-2298

         And                                BellSouth Corporation
                                            1155 Peachtree Street
                                            Suite 2000
                                            Atlanta, Georgia  30309

                                            Attention: General Counsel
                                            Facsimile: (404) 249-5948

         If to Licensee:                    SBC Communications Inc.
                                            175 E. Houston
                                            San Antonio, TX 78205

                                            Attention: Senior Executive Vice
                                                       President and General
                                                       Counsel
                                            Facsimile: (210) 351-2298

         Either Party hereto may change the address to which notices to such Party are to be sent by giving notice to the other Party at the address and in the manner provided above. Any notice herein required or permitted to be given may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the Party giving such notice obtains acknowledgment by telex, facsimile or cable that such notice has been received by the Party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgment has been transmitted.

         6.12 Ancillary Agreement. This Agreement is one of the Ancillary Agreements referred to in the Limited Liability Company Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                    Licensor:
                                    ALLOY LLC
                                    By:  ALLOY MANAGEMENT CORP., its Manager


                                    By: /s/ Mark L. Feidler
                                       ----------------------------------------
                                    Name:  Mark L. Feidler
                                    Title:    Chief Operating Officer



                                    Licensee:
                                    SBC COMMUNICATIONS INC.


                                    By: /s/ James S. Kahan
                                       ----------------------------------------
                                    Name:  James S. Kahan
                                    Title:   Senior Executive Vice President,
                                             Corporate Development


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